SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2018

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 25, 2018, the Board of Directors of Citizens Community Bancorp, Inc. (the “Company”) adopted a resolution to change the Company’s fiscal year end from September 30 to December 31, commencing December 31, 2018. In addition, on September 25, 2018, the Board of Directors of Citizens Community Federal National Association, a wholly-owned subsidiary of the Company (“CCF Bank”), also adopted resolutions to amend CCF Bank’s bylaws to change CCF Bank’s fiscal year end from September 30 to December 31, commencing December 31, 2018. The Company intends to file a transition report on Form 10-K covering the transition period from October 1, 2018 to December 31, 2018.
The Company expects to incur approximately $500,000 in administrative, accounting and legal expenses in connection with its change in fiscal year.
Cautionary Notice About Forward-looking Statements
This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “expect,” “intend,” “approximate” or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and CCF Bank. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission (“SEC”) on December 13, 2017 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: September 27, 2018	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer